UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On May 24, 2011, at 8:00 a.m. (BST) (3:00 a.m. EDT), Joseph L. Hooley, Chairman, President and Chief Executive Officer of State Street Corporation, will provide a presentation at the Barclays Capital Americas Select Conference. The materials that Mr. Hooley will present are furnished herewith as Exhibit 99.1 and Exhibit 99.2, and are incorporated herein by reference. The presentation will be accessible, in listen-only mode, on State Street’s investor relations home page at www.statestreet.com/stockholder. A recorded replay of the presentation will be available on the Investor Relations website beginning later that day. The webcast replay will be available for approximately two weeks.

The information in this Item 7.01, and in Exhibit 99.1 and Exhibit 99.2 attached to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 7.01, such Exhibit 99.1 or Exhibit 99.2 or any of the information contained therein, be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits.

(d)	Exhibits

99.1	Slides for the presentation by Joseph L. Hooley at the Barclays Capital Americas Select Conference on May 24, 2011 (such Exhibit 99.1 is furnished and not filed).

99.2	Reconciliations of consolidated reported results of operations to consolidated operating-basis results of operations, a description of the tier 1 common ratio, and capital ratios adjusted to reflect our estimate of the application of the Basel III capital requirements (such Exhibit 99.2 is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ James J. Malerba
Name:	James J. Malerba
Title:	Executive Vice President, Corporate Controller and Chief Accounting Officer

Date: May 23, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slides for the presentation by Joseph L. Hooley at the Barclays Capital Americas Select Conference on May 24, 2011 (such Exhibit 99.1 is furnished and not filed).

99.2	Reconciliations of consolidated reported results of operations to consolidated operating-basis results of operations, a description of the tier 1 common ratio, and capital ratios adjusted to reflect our estimate of the application of the Basel III capital requirements (such Exhibit 99.2 is furnished and not filed).